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                                                                   Exhibit 10.13


September 5, 1997

Mr. Steven Waters
304 Oak Knoll Boulevard
Mankato, Minnesota  56001

Dear Steve:

     We are pleased to offer you employment with Clear With Computers, Inc., a Minnesota corporation (the "Company"), upon the terms and conditions set forth in this letter agreement.

     1. SCOPE OF EMPLOYMENT. You will serve in a full-time capacity as Director of Strategic Marketing of the Company. Your employment will become effective on September 10, 1997.

     2. ANNUAL SALARY. Your annual salary will be $120,000 per year, payable in equal monthly installments in accordance with the Company's standard payroll schedule (subject to all applicable withholdings required by law).

     3. COMMISSIONS. You shall be paid by the Company not later than seven days after the end of fiscal quarter of the Company a commission equal to 1.5 percent of all license fees invoiced by the Company for the Company's Signature Plus product during such fiscal quarter (the "Signature Plus Commissions"). In addition to the Signature Plus Commissions, if you make reasonable efforts to substantiate that Trilogy, Inc. owes you certain commissions (the "Trilogy Commissions") and that such Trilogy Commissions have not been paid to you, the Company shall (a) pay to you the aggregate amount of $50,000 cash (the "Cash Payment") and (b) grant you options to purchase 50,000 shares of common stock of the Company (the "Lost Commission Options"). The Lost Commission Options shall be paid to you by the Company in equal quarterly installments over a four year period commencing on the date that you provide the substantiation described above. The amount of Signature Plus Commissions and the Cash Payment shall be subject to all applicable withholdings required by law.

     4. BENEFITS. As an employee of the Company, you will be eligible to participate in the Company-sponsored benefits that are available generally to other employees of the Company.


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     5. EXPENSES. During the period of your employment, you will be reimbursed for reasonable and necessary expenses incurred on behalf of the Company in accordance with the Company's expense reimbursement policy.

     6. STOCK OPTIONS. You will be granted an incentive stock option (the "Option") to purchase 25,000 shares of common stock of the Company (the "Option Shares"). The Option Shares and the Lost Commission Options shall have an exercise price (subject to adjustment) of $2.63 per share and shall be granted pursuant to the Company's 1997 Stock Plan. In addition each of the Options and the Lost Commission Options will be subject to a vesting schedule whereby such Options and such Lost Commission Options will vest in equal successive yearly installments over a four-year period.

     7. WAIVERS AND AMENDMENTS. This letter agreement may be amended, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     8. ASSIGNMENT. This letter agreement, and any rights and obligations hereunder, may not be assigned by you. This letter agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

     9. GOVERNING LAW. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts, without regard to the conflicts of law principles thereof.

     10. COUNTERPARTS. This letter agreement may be executed in counterparts, both of which when so executed shall be deemed an original and all of which together shall constitute one and the same instrument.

         This letter agreement contains all of the terms of your employment with the Company and supersedes any other understandings, oral or written, between you and the Company. Any additions or modifications of these terms will only be effective if they are in writing and signed by you and a representative of the Company authorized by the Board of Directors to sign any such addition or modification.

         If this letter agreement accurately reflects all of the terms of your employment with the Company, please sign and return to me the enclosed copy of this letter agreement.



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     We are extremely excited to have you as part of the team, and look forward to working with you on building a very successful and rewarding business.

                                     Sincerely,

                                     CLEAR WITH COMPUTERS, INC.


                                     By: /s/ Klaus P. Besier
                                         --------------------------------
                                         Name:  Klaus P. Besier
                                         Title:  President & CEO

Accepted and agreed to on this
9th day of September, 1997


/s/ Steven Waters
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Steven Waters